EXHIBIT 10.1

EQUITY REPURCHASE AGREEMENT

This EQUITY REPURCHASE AGREEMENT (this “Agreement”), is entered into as of November 5, 2017, by and among General Electric Company, a New York corporation (“GE”), Baker Hughes, a GE company, a Delaware corporation (“BHGE”), and Baker Hughes, a GE company, LLC, a Delaware limited liability company (“BHGE LLC”). Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the BHGE LLC Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, GE, BHGE and BHGE LLC are parties to that certain Amended and Restated Limited Liability Company Agreement, dated as of July 3, 2017, among BHGE LLC and its Members, including GE and certain Affiliates of GE (as the same may be amended from time to time, the “BHGE LLC Agreement”), which provides for the management, operation and governance of BHGE LLC and sets forth the rights and obligations of the Members in BHGE LLC generally;

WHEREAS, BHGE intends to repurchase shares of its Class A common stock, par value $0.0001 per share (the “Class A Shares” and, together with the shares of Class B common stock, par value $0.0001 per share, of BHGE (the “Class B Shares”), the “Common Stock”), from BHGE stockholders through open market purchases, private purchases or pursuant to an accelerated share repurchase program (the “Stock Repurchase Program”);

WHEREAS, BHGE LLC will repurchase Common Units from the Newco Group Members on a one-for-one basis with Class A Shares purchased by BHGE at a price per Common Unit equal to the price paid per Class A Share, as provided in Section 3.11 of the BHGE LLC Agreement (the “Unit Repurchase” and, together with the Stock Repurchase Program, the “Program”);

WHEREAS, GE intends to surrender to BHGE and BHGE LLC for repurchase, or cause the other GE Group Members to surrender to BHGE and BHGE LLC for repurchase, and BHGE and BHGE LLC shall repurchase, 1.6747 Class B Shares and 1.6747 Common Units, respectively, for each Class A Share repurchased by BHGE at a price per Paired Interest equal to the price per Common Unit paid by BHGE LLC for the corresponding Common Unit repurchased from the applicable Newco Group Member; and

WHEREAS, it is the intention of the Parties that following completion of the Program, the GE Group Members will hold such number of Paired Interests as results in the GE Group Members, on the one hand, and the Newco Group Members, on the other hand, holding the same respective percentages of the outstanding Common Units and outstanding shares of Common Stock as they held immediately prior to the commencement of the Program, subject to any adjustments made in accordance with the BHGE LLC Agreement between the date hereof and the end of the Program or any changes in the Exchange Ratio that are unrelated to the Program.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party hereby agrees as follows:

1.                  Agreement to Surrender Paired Interests. In connection with the Unit Repurchase:

(a)    GE shall surrender to BHGE for repurchase, or cause the other GE Group Members to surrender to BHGE for repurchase, and BHGE shall repurchase, 1.6747 Class B Shares for each Class A Share repurchased by BHGE, simultaneously with the repurchase by BHGE of each Class A Share and the corresponding repurchase by BHGE LLC of a Common Unit from a Newco Group Member, which number of Class B Shares shall be subject to the adjustment set forth in paragraph 3 below.

(b)   GE shall surrender to BHGE LLC for repurchase, or cause the other GE Group Members to surrender to BHGE LLC for repurchase, and BHGE LLC shall repurchase, 1.6747 Common Units for each Class A Share repurchased by BHGE, simultaneously with the repurchase by BHGE of each Class A Share and the corresponding repurchase by BHGE LLC of a Common Unit from a Newco Group Member, which number of Common Units shall be subject to the adjustment set forth in paragraph 3 below.

To the extent it is not practicable for GE to surrender for repurchase or cause the other GE Group Members to surrender for repurchase a Paired Interest simultaneously with each such repurchase by BHGE of a Class A Share and by BHGE LLC of a Common Unit provided for above, or GE requests a delay in such surrender or repurchase, the Parties agree that such surrender and repurchase of such Paired Interest shall be effected as promptly as reasonably practicable thereafter (and in any event prior to each fiscal quarter end and prior to any distribution by BHGE LLC to its Members), and may in such circumstances be aggregated with other such surrenders and repurchases of Paired Interests in accordance with this Agreement. GE’s commitment under this paragraph 1 shall not extend to any repurchase of Class A Shares effected with the proceeds of any borrowing prior to the date of the repurchase, the parameters of any which borrowing and distribution to be agreed by the Parties prior thereto.

2.                  Price. The Parties agree that the price payable by (a) BHGE to the relevant GE Group Member for each Class B Shares repurchased in accordance with paragraph 1 shall be equal to the par value of such Class B Share, and (b) BHGE LLC to the relevant GE Group Member for each Common Unit repurchased in accordance with paragraph 1 shall be the same as that paid by BHGE to repurchase the corresponding Class A Share and that paid by BHGE LLC to redeem the corresponding Common Unit from BHGE (in each case less the par value of a Class B Share), which purchase price may be subject to adjustment as set forth in paragraph 3 below.

3.                  Adjustment. Subject to any adjustments made in accordance with the BHGE LLC Agreement between the date hereof and the end of the Program or any changes in the Exchange Ratio that are unrelated to the Program, in the event that following the completion of the Program, the GE Group Members do not hold such number of Paired Interests as results in the GE Group Members, on the one hand, and the Newco Group Members, on the other hand, holding the same respective percentages of the outstanding Common Units and outstanding shares of Common Stock as they held immediately prior to the commencement of the Program, the Parties agree that an adjustment shall be made to (i) the number of Paired Interests surrendered by the GE Group Members and repurchased by BHGE LLC and BHGE and/or (ii) the price paid by BHGE LLC to the GE Group Members in connection with such repurchases, so that following any such adjustments, the GE Group Members shall hold such number of Paired Interests as results in the GE Group Members, on the one hand, and the Newco Group Members, on the other hand, holding the same respective percentages of the outstanding Common Units and outstanding shares of Common Stock as they held immediately prior to the commencement of the Program; provided that, without limiting the foregoing, to the extent BHGE enters into an accelerated share repurchase program as part of the Program, the Parties agree to make appropriate adjustments to take into account the settlement of such accelerated share repurchase program so as to maintain such respective percentages.

4.                  Miscellaneous. Sections 15.03 (Notices), 15.04 (Binding Effect), 15.05 (Governing Law; Jurisdiction; Specific Performance), 15.06 (Counterparts; Electronic Transmission of Signatures), 15.07 (Assignment; No Third Party Beneficiaries), 15.08 (Severability), 15.11 (Waiver), 15.13 (Further Action) and 15.15 (Descriptive Headings; Interpretation) of the BHGE LLC Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis, as if fully set forth herein.

5.                  Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings (both written and oral), between the Parties with respect to the subject matter hereof.

6.                  Amendment. No amendment of this Agreement will be effective unless made in writing and signed by a duly authorized representative of such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GENERAL ELECTRIC COMPANY

By:	/s/ Jim Waterbury
Name:	Jim Waterbury
Title:	Vice President

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

By:	EHHC NewCo, LLC, its Managing Member

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary

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